UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 28, 2024

HarborOne Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-38955	81-1607465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number

770 Oak Street, Brockton, Massachusetts 02301

(Address of principal executive offices)

(508) 895-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HONE	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officer

On March 28, 2024, HarborOne Bancorp, Inc. (the “Company”) issued a press release announcing that Stephen W. Finocchio is joining the Company to serve as Executive Vice President and Chief Financial Officer of the Company and HarborOne Bank (the “Bank”), effective as of April 15, 2024. Mr. Finocchio will also serve as the Company’s Principal Accounting Officer.

Mr. Finocchio, age 55, previously served as the Senior Managing Director, Treasurer for Berkshire Hills Bancorp from 2022 to 2024 and as Senior Vice President, Treasurer from 2021 to 2022. Mr. Finocchio held various roles at State Street Corporation from 2010 to 2021, including Managing Director - Global Treasury and Capital Management from 2019 to 2021, Managing Director - Global Treasury, Head of Quantitative Analytics from 2015 to 2019, and Senior Consultant - Global Corporate Strategy from 2010 to 2015. Earlier in his career, he served as Managing Director - Structured Finance for State Street Global Markets, LLC from 1995 to 2010. Mr. Finocchio received a B.B.A. in Finance from the University of Massachusetts’ Isenberg School of Business and an M.B.A. from New York University’s Stern School of Business. He is also a Chartered Financial Analyst.

In addition, the Company intends to enter into a Change in Control Agreement with Mr. Finocchio (the “CIC Agreement”), whereby if Mr. Finocchio’s employment is involuntarily terminated for reasons other than for cause, disability or death (as such term is defined in the CIC Agreement), or if he voluntarily resigns for “good reason” (as such term is defined in the CIC Agreement) on or within 12 months after the effective date of a change in control of the Company, Mr. Finocchio would be entitled to a severance payment equal to his base salary and average three-year incentive, payable in a lump sum within ten days following the date of termination.

Mr. Finocchio will be paid an annual base salary of $400,000 and will be eligible to receive bonus and equity incentives under the Company’s incentive plans. In addition, Mr. Finocchio will be awarded 17,500 time-based restricted stock units pursuant to the Company’s 2020 Equity Incentive Plan. Mr. Finocchio also will be eligible to participate in the Company’s benefit programs as may be offered from time to time to other similarly situated employees.

Mr. Finocchio is not related by blood, marriage, or adoption to any of the Company’s directors or other executive officers. There are no related person transactions between the Company or the Bank, on the one hand, and Mr. Finocchio or his immediate family members, on the other hand, reportable under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

A copy of the press release announcing the appointment of Mr. Finocchio as Executive Vice President and Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)Exhibit

Number	Description

99.1	Press release dated March 28, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HARBORONE BANCORP, INC.

	By:	/s/ Joseph F. Casey

	Name:	Joseph F. Casey
	Title:	President and Chief Executive Officer

Date: March 28, 2024